Exhibit 10.1

Executive Officer Compensation

The annual base salaries for our executive officers for 2007 are as follows:

Name	Title	Annual Base Salary
Randall A. Lipps(1)	Chairman, President and Chief Executive Officer	$407,000
Robin G. Seim	Vice President, Finance and Chief Financial Officer	$242,000
J. Christopher Drew	Executive Vice President, Operations	$294,000
Dan S. Johnston	Senior Vice President and General Counsel	$225,000
Renee A. Luhr	Vice President, Sales	$220,000
John G. Choma	Senior Vice President, Human Resources, Employee Learning and Performance	$182,000
Brian R. Rodli	Vice President, Marketing and Chief Strategy Officer	$208,000

(1)             Mr. Lipps 2007 annual base salary is unchanged from 2006.